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                                                                  EXHIBIT 23.01

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Homestore.com, Inc. (the "Company") of our report dated January 14, 2000 relating to the financial statements of the Company as of December 31, 1998 and 1999 and for each of the three years in the period ended December 31, 1999, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Century City, California
March 6, 2000